UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Altegris KKR Commitments Master Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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Please do not disregard this letter

Special Meeting of Shareholders SCHEDULED FOR JANUARY 15, 2021

Even if it is past the indicateD MEETING date, WE NEED YOUR PARTICIPATION

Dear Investor,

We hope this overnight package demonstrates how desperately we need YOUR help. Please note that we would not bear the expense of reaching out to you via overnight mailing, in addition to the several other attempts to contact you, unless we absolutely needed your participation. You are one of the largest unvoted shareholders in the Fund. By voting, you can make a significant impact in our quest for quorum to hold our meeting. Unfortunately, this is a government mandated process that requires a certain quorum to hold our meeting. We only have a certain timeframe in which to attain quorum and are running out of time. We are pleading for your help. Please vote today!

Shareholders are being asked to vote on the following proposals:

Proposal 1: To approve a new investment advisory agreement between the Fund and iCapital Registered Fund Adviser LLC (“iCapital RF Adviser”);

Proposal 2: To approve a new investment sub-advisory agreement between iCapital RF Adviser and StepStone Group LP (“StepStone”);

Proposal 3: To elect one Trustee to the Fund’s Board of Trustees;

Proposal 4: To approve a “manager of managers” structure for the Fund that would permit iCapital RF Adviser to hire and replace sub-advisers and modify sub-advisory agreements without shareholder approval, in reliance on any future exemptive order applicable to the Fund or any other future rule.

While to date, an overwhelming majority of the votes received have been cast in favor of the proposal, a quorum of the shares entitled to vote has not yet been achieved for your Fund.

The Board of Trustees recommends that you vote “FOR” the Proposals.

The proxy statement is available online www.okapivote.com/Altegris.

In order for your vote to be represented, we must receive your voting instructions. Even if it is past the indicateD MEETING date, please submit your vote Today. For your convenience, please use either of the following methods to submit your vote:

1.	By Internet:

Refer to the enclosed proxy card for the control number and go to: WWW.OKAPIVOTE.COM/KKR2020 and follow the simple on-screen instructions.

2.	By Phone

If you have any questions, or would like to quickly vote your shares, please call Okapi Partners, our proxy solicitor, toll-free at 844-343-2625. Representatives are available Monday - Friday 9:00am to 7:00pm (ET).

Thank you for your prompt assistance to this matter!